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                                                                   Exhibit 99.4


SORRENTO NETWORKS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands)

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                                                                                  Actual               Proforma
                                                                             October 31, 2002     October 31, 2002
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
ASSETS

CURRENT ASSETS
      Cash and securities                                                       $  18,411             $  18,411
      Accounts receivable, net                                                      7,587                 7,587
      Inventory, net                                                               12,125                12,125
      Other current assets                                                            459                   459
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          TOTAL CURRENT ASSETS                                                     38,582                38,582
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PROPERTY AND EQUIPMENT, NET                                                        17,466                17,466
OTHER ASSETS                                                                        1,949                 1,949
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TOTAL ASSETS                                                                    $  57,997             $  57,997
==================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                                                68,426                19,626
LONG TERM LIABILITIES                                                               9,224                16,295
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          TOTAL LIABILITIES                                                        77,650                35,921
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STOCKHOLDERS' EQUITY
      Preferred stock, $.01 par value; liquidation preference $1,353                    1                     1
      Common stock and additional paid in capital                                 157,857               241,019
      Accumulated deficit and other                                              (177,511)             (218,944)
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          TOTAL STOCKHOLDERS' EQUITY                                              (19,653)               22,076
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TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $  57,997             $  57,997
==================================================================================================================
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Explanation of Pro Forma Balance Sheet

         The above pro forma consolidated balance sheet reflects the effect of the anticipated exchange (restructuring) of Series A Convertible Preferred
Stock (the "Series A Preferred Stock") of Sorrento Networks, Inc. ("SNI") and
9.75% Senior Convertible Debentures (the "Convertible Debentures") of Sorrento
Networks Corporation ("SNC") currently outstanding as of October 31, 2002, into securities of additional Common Stock and a new Convertible Debenture (the "New
Debentures") at SNC, exclusive of the fee amount debentures.

         The October 31, 2002 consolidated balance sheet prior to restructuring shows that $48.8 million of Series A Preferred Stock classified as a current liability at SNI and $5.4 million of $32.2 million in Convertible Debentures due
August 2, 2004 and classified as a long term liability would result in a reduction in total liabilities of $41.8 million after restructuring. In addition, Stockholders' Equity would increase by the same amount from a negative
$19.7 million to a positive $22.1 million after the restructuring. The Company's debt obligations associated with its current Series A Preferred Stock, which has been `put' back to the Company, of $48.8 million and Convertible Debentures in the amount of $32.2 million would be reduced to $12.5 million, exclusive of the fee amount debentures, after the exchange. The maturity date of the New
Debentures would be August 2, 2007.